Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 12, 2011 in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-176262) and related Prospectus of CyOptics, Inc.  for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
September 30, 2011